Registration No. 33-______


       As Filed with the Securities and Exchange Commission on June 23, 1994
       ______________________________________________________________________
       ______________________________________________________________________



                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               _______________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                               _______________________


                                HEILIG-MEYERS COMPANY
                  (Exact name of issuer as specified in its charter)

                VIRGINIA                            54-0558861
       (State of incorporation)                  (I.R.S. Employer
                                                Identification No.)

                    2235 Staples Mill Road, Richmond, Virginia  23230
              (Address of principal executive offices, including zip code)


                                HEILIG-MEYERS COMPANY
                                1994 STOCK OPTION PLAN
                               (Full title of the plan)


                              Roy B. Goodman, Secretary
                                Heilig-Meyers Company
                   2235 Staples Mill Road, Richmond, Virginia 23230
                                    (804) 359-9171
              (Name, address, and telephone number of agent for service)

                               _______________________









                           CALCULATION OF REGISTRATION FEE


 ______________________________________________________________________________
 ______________________________________________________________________________

 Title of         Amount       Proposed     Proposed     Amount of
 Securities to    to be        Maximum      Maximum      Registration
 be Registered    Registered   Offering     Aggregate    Fee
                               Price per    Offering
                               Share        Price
 ______________________________________________________________________________
 ______________________________________________________________________________

 Common Stock,    1,200,000    $27.0625(1)  $32,475,000  $11,198.35
 par value $2.00    Shares

 Rights to        1,200,000        (2)           (2)        $100
 Purchase Preferred
 Stock, Series A,
 par value $10.00
 ______________________________________________________________________________


           (1)Estimated solely for purposes of calculating registration fee. Based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 21, 1994.

           (2)The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock of the Company. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.
















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       PART II.     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3. Incorporation of Certain Documents by Reference

          The Company hereby incorporates by reference into this Prospectus the documents listed below that have been filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K (File No. 1-8484) for the year ended February 28, 1994;

          (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c)  The  Company's definitive proxy statement filed pursuant to
               Section 14 of the 1934 Act in connection with its Annual Meeting of Shareholders held on June 15, 1994, and any definitive proxy statements so filed in connection with subsequent meetings of its shareholders;

          (d) The description of the Company's Common Stock contained in a Registration Statement on Form 8-A (File No. 1-8484) filed with the Commission on April 26, 1983, as amended by Forms 8 filed April 9, 1985, February 23, 1988, September 20, 1989, July 31, 1990 and August 6, 1992, including any other amendment or report filed for the purpose of updating such description; and

          (e) The description of the Company's Rights to Purchase Preferred Stock, Series A, par value $10.00 per share, contained in a Registration Statement on Form 8-A (File No. 1-8484) filed with the Commission on February 23, 1988, as amended by Form 8 filed September 20, 1989, including any other amendment or report filed for the purpose of updating such description.

          All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

          The Company also incorporates by reference all information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Company's future proxy statements, annual reports to shareholders, or appendices to this Prospectus.





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       Item 4. Description of Rights

          On February 17, 1988, the Board of Directors of the Company declared a dividend distribution of one preferred share purchase right (a "Right") for each share of Common Stock (a) outstanding at the close of business on that date; (b) to become outstanding between that date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Rights
       Agreement between the Company and Crestar Bank dated as of February 17,
       1988); or (c) issued pursuant to the exercise of options, under an employee benefit plan, or upon the conversion of securities, which options, plan, or securities were issued or adopted before the Distribution Date. The description and terms of the Rights are set forth more fully in the Registration Statement on Form 8-A (File Number 1-8484) filed with the Commission on February 23, 1988, as amended by Form 8 filed September 20, 1989, which forms are incorporated herein by reference.


       Item 6. Indemnification of Directors and Officers

          The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities arising by reason of the fact that the person is or was a director, officer, employee or agent of the Company. The Articles of Incorporation of the Company provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

          The  Company  has  purchased   directors'  and  officers'  liability
       insurance,   and  company  reimbursement  insurance  which  covers  all directors and officers of the Company and its subsidiaries.


       Item 8. Exhibits

          See Index to Exhibits.


       Item 9. Undertakings

          The undersigned registrant hereby undertakes:


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          (a)  (1)  To  file, during any period  in which offers  or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 12(a) or
       Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification

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       is  against public policy  as expressed in  the Act and  is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








































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                                  POWER OF ATTORNEY

          Each person whose signature appears below hereby appoints William C. DeRusha and Troy A. Peery, Jr., or any of them, his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this registration statement which said attorney-in-fact may deem appro-priate or necessary.


                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on June 22, 1994.

                                   HEILIG-MEYERS COMPANY
                                     Registrant


                                   By:s/William C.  DeRusha
                                     William C. DeRusha,
                                      Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                    Title                  Date



       s/William C. DeRusha        Chairman of the        June 22, 1994
       William C. DeRusha          Board, Chief
                                   Executive Officer,
                                   and Director



       s/Troy A. Peery, Jr.        President,             June 22, 1994
       Troy A. Peery, Jr.          Chief Operating
                                   Officer, and Director






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       s/Joseph R. Jenkins         Executive Vice         June 22, 1994
       Joseph R. Jenkins           President and
                                   Chief Financial
                                   Officer


       s/William J. Dieter         Senior Vice            June 22, 1994
       William J. Dieter           President,
                                   Accounting and
                                   Chief Accounting
                                   Officer

       s/Alexander Alexander       Director               June 22, 1994
       Alexander Alexander


       s/Robert L. Burrus, Jr.     Director               June 22, 1994
       Robert L. Burrus, Jr.


       s/Arthur D. Charpentier     Director               June 22, 1994
       Arthur D. Charpentier


       s/Benjamin F. Edwards III   Director               June 14, 1994
       Benjamin F. Edwards III


       s/Alan G. Fleischer         Director               June 14, 1994
       Alan G. Fleischer


       s/Nathaniel Krumbein        Director               June 22, 1994
       Nathaniel Krumbein


       s/Hyman Meyers              Director               June 15, 1994
       Hyman Meyers


       s/S. Sidney Meyers          Director               June 22, 1994
       S. Sidney Meyers


       s/Lawrence N. Smith         Director               June 14, 1994
       Lawrence N. Smith


       s/George A. Thornton III    Director               June 22, 1994
       George A. Thornton, III


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                                  Index to Exhibits

                                                                        Page


        (4)(a) Registrant's Restated Articles of Incorporation filed as Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1990 are incorporated herein by this reference.

           (b) Articles of Amendment to Registrant's Restated Articles of Incorporation filed as Exhibit 4 to Registrant's Form 8 (Amendment No. 5 to Form 8-A filed April 26, 1983) filed August 6, 1992 are incorporated herein by this reference.

           (c) Articles of Amendment to Registrant's Restated Articles of Incorporation filed as Exhibit 4(c) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1993 are incorporated herein by this reference.

           (d) Registrant's Amended Bylaws filed as Exhibit 3(b) to Registrant's Annual Report on Form 10-K (commission file number 1-8484) for the fiscal year ended February 29, 1988 are incorporated herein by this reference.

        (5)     Opinion of McGuire, Woods, Battle & Boothe

       (23)(a)  Consent of Deloitte & Touche

           (b) Consent of McGuire, Woods, Battle & Boothe (included in the opinion filed as Exhibit 5)

       (24)     Power of attorney (see signature page)















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